AMENDMENT TO SECURED LINE OF CREDIT

     THIS AMENDMENT TO SECURED LINE OF CREDIT AGREEMENT ("Agreement") is made as of this 1st day of June 2005 by and between Dynasig Corporation, an Arizona corporation ("Borrower") and Visitalk Capital Corporation dba Aztore Capital, a Nevada corporation ("Lender"). Borrower's address for purposes of this Agreement is 14647 S. 50th Street, Suite 130, Phoenix, AZ 85044 and Lender's address for purposes of this Agreement is 14647 South 50th Street, Suite 130, Phoenix, AZ 85044.

                                    RECITALS

A. WHEREAS, Borrower has executed and delivered to Lender an Agreement for a Secured Line of Credit dated December 27, 2004 (the "Original LOC Agreement") which is attached as Exhibit A and made part hereof.

B.     WHEREAS, the Original LOC Agreement established a Line of Credit of
$100,000.

C. WHEREAS, due to Borrower's current circumstances and business plans, Lender expects to provide more funding to Borrower and Borrower and Lender desire to increase the maximum line of credit amount as agreed to in Section Two of the Original LOC Agreement to cover such requirements.

     NOW THEREFORE, in consideration of the Borrower's and the Lender's mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender, intending to be legally bound, do hereby acknowledge the sufficiency of the Recitals and covenant and agree as follows:

                                   AGREEMENTS

                ARTICLE I - INCREASE IN THE LINE OF CREDIT AMOUNT

1.1 Borrower and Lender agree that the line of credit amount referenced in Section two of the Original LOC Agreement shall be increased from $100,000 to $350,000.

1.2 Section 8, paragraph 14 of the Original LOC Agreement and Section 12 of the Security Agreement entered into contemporaneously with the Original LOC Agreement (the "Security Agreement") regarding assignments is hereby modified to allow the Lender or the Secured Party, as the case may be, to assign any of its Notes obtained pursuant to the Original LOC Agreement, as amended herein, or its rights under the Security Agreement.

1.3 All other Agreements in the Original LOC Agreement shall remain the same.

                           ARTICLE II - MISCELLANEOUS

2.1 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement will be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Arizona, notwithstanding any other conflict of law rules to the contrary. The parties hereto hereby agree that any action brought by any party hereto against the other party hereto in connection with any rights or Post-Petition Claims arising out of this Agreement or any transaction contemplated hereby will be instituted properly in a federal or state court of competent jurisdiction with venue only in the County of Maricopa, State of Arizona, or in the Federal District for Arizona. The Parties each hereby agree to submit personally to the jurisdiction of a court of competent subject matter jurisdiction located in such County or Federal District.

2.2 Equitable Remedies. The parties hereto hereby agree that the remedies at law may be inadequate to protect against an Event of Default, and therefore, the parties hereto hereby agree and consent to the granting of injunctive relief or other forms of equitable relief by a court of competent jurisdiction or a similar judicial body, whether temporary, preliminary or final, whether or not actual damages can be shown.

2.3 Assignment. This Agreement may be assigned, in whole or in part, without the express prior written consent of the other Party.

2.4 Notices. Unless otherwise specifically stated herein, all notices, payments, requests, demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given, made and received when delivered against receipt, or 24 hours after being sent by fax or 72 hours after being sent by registered or certified mail, postage prepaid.

2.5 Terms. Words not otherwise expressly defined herein will have their everyday meaning; provided, however, no meaning will be given to a word that is inconsistent with the intent of the parties hereto.

2.6 Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto with respect to the liabilities in question and supersedes all prior agreements or understandings, written or oral, between the parties hereto with respect to the liabilities. This Agreement may not be modified or amended except by a written instrument signed by the parties hereto.

2.7 Provisions Severable. The provisions of this Agreement are independent of and severable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable, consistent with the intent of the parties hereto.

2.8 Construction. The parties hereto hereby acknowledge and agree that each party has participated in the drafting of this Agreement and that this Agreement has been, to the extent it was felt necessary, reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

2.9 Advice of Counsel. Each Party hereby acknowledges that they are entitled to and have been afforded the opportunity to consult legal counsel of their choice regarding the terms and conditions and legal effects of this Agreement, as well as the advisability and propriety thereof. Each party hereby further acknowledges that having so consulted with legal counsel of their choosing or having chosen not to consult, hereby waives any right to such legal representation or effective representation and any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim.

2.10 Attorney Fees. In the event of any claim or controversy between the parties hereto relating to this Agreement, or the breach of this Agreement, and action by one party hereto is taken against the other party, the prevailing party in such action will be entitled to recover from the other party its expenses, including reasonable attorneys fees, incurred in taking or defending such action.

2.11 Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits referred to in this Agreement shall be construed with and are an integral part of this agreement to the same extent as if the same had been set forth verbatim herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.


DynaSig Corporation ("Borrower")          Visitalk Capital Corporation
                                          dba Aztore Capital ("Lender")


/s/ Richard C. Kim                         /s/ Lanny R. Lang
By:  Richard C. Kim                        By:  Lanny R. Lang
-------------------                        ------------------
Its:   President                           Its:  Secretary and Treasurer